UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2008
NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (I.R.S. Employer Identification No.)

10700 Parkridge Boulevard, Suite 600 Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On February 11, 2008, the compensation committee of our board of directors established the performance criteria and goals for executive officers with respect to cash bonus awards to be paid under our annual incentive compensation plan for achievements relating to our performance for the 2008 fiscal year (the “2008 Bonus Plan”). The criteria relating to our performance that will be used to determine the amounts paid under the 2008 Bonus Plan to executive officers at our headquarters are consolidated operating income before depreciation and amortization, or consolidated OIBDA, consolidated net subscriber additions, consolidated OIBDA minus capital expenditures, and headquarters operating expenses. For executive officers who are responsible for operations in one or more countries, the criteria relating to our performance that will be used to determine the amounts paid under the 2008 Bonus Plan are OIBDA, net subscriber additions and OIBDA minus capital expenditures for the applicable country as well as consolidated OIBDA, consolidated net subscriber additions, and consolidated OIBDA minus capital expenditures. The bonus criteria, each of which is weighted, also include a component to be determined at management’s discretion. The discretionary amount will be determined at the business unit level for all employees subject to the plan within the applicable business unit and not on an individual basis. In addition, the 2008 Bonus Plan specifies that compensation committee has the discretion to reduce the amounts paid under the 2008 Bonus Plan by up to a specified percentage if performance goals relevant to certain identified business initiatives are not met.
     The compensation committee of our board of directors will establish the target bonus amounts under the 2008 Bonus Plan in connection with the 2008 compensation reviews. In prior years, such target bonus amounts have been established as a percentage of each executive officer’s base salary. The payout under the 2008 Bonus Plan may range from 80% to 120% of the target bonus amounts based on the percentage of the specific target performance goals achieved. The minimum achievement required to qualify for any bonus payment is 80% of the specified target performance goals under the 2008 Bonus Plan. The maximum payout of a bonus is 120% of the target bonus amounts which requires achievement of at least 120% of the specified target performance goals under the 2008 Bonus Plan. Any awards under the 2008 Bonus Plan are expected to be paid in cash in the first quarter of 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Date: February 19, 2008	By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary